UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

HARVARD ILLINOIS BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53935 (Commission File Number)	27-2238553 (I.R.S. Employer Identification No.)

58 North Ayer Street, Harvard, Illinois 60033
 (Address of principal executive offices)

(815) 943-5261
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 8, 2013, Harvard Illinois Bancorp, Inc. (the “Company”) received notification from the Federal Reserve Bank of Chicago that the memorandum of understanding (the “MOU”) to which the Company was previously subject had been terminated effective November 5, 2013.

The Company had been subject to the MOU since September 2, 2010.  The MOU was terminated due to the Company’s compliance with the terms of the MOU and the improved financial condition of the Company and its wholly-owned subsidiary, Harvard Savings Bank.

As a result of the termination of the MOU, the Company is no longer prohibited from declaring or paying dividends, repurchasing its common stock or incurring indebtedness.  In addition, the Company is no longer required to maintain compliance with or report changes to the capital plan it had submitted to its regulators, and is no longer subject to additional quarterly reporting requirements imposed by the MOU.

Item 9.01                      Financial Statements and Exhibits

(a)                      Financial Statements of businesses acquired.  Not Applicable.

(b)                      Pro forma financial information.  Not Applicable.

(c)                      Shell company transactions. None

(d)                      Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD ILLINOIS BANCORP, INC.
DATE: November 12, 2013	By:	/s/ Duffield J. Seyller III
Duffield J. Seyller III
President and Chief Executive Officer
(Duly Authorized Representative)